Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement and related Prospectus (Form F-3 No. 333-192046) of Xinyuan Real Estate Co., Ltd.,

(2)	Registration Statement (Form S-8 No. 333-152637) pertaining to the Xinyuan Real Estate Co., Ltd. 2007 Equity Incentive Plan and the Xinyuan Real Estate Co., Ltd. 2007 Long Term Incentive Plan of Xinyuan Real Estate Co., Ltd.,

(3)	Registration Statement (Form S-8 No. 333-198525) pertaining to the Xinyuan Real Estate Co., Ltd. 2014 Restricted Stock Unit Plan, and

(4)	Registration Statement (Form S-8 No. 333-205371) pertaining to the Xinyuan Real Estate Co., Ltd. 2015 Stock Option Plan

of our reports dated March 27, 2017, with respect to the consolidated financial statements of Xinyuan Real Estate Co., Ltd. and the effectiveness of internal control over financial reporting of Xinyuan Real Estate Co., Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

March 27, 2017